                                                                  Exhibit (a)(5)

                           SOFTWARE AG SYSTEMS, INC.
               OFFER TO PURCHASE FOR CASH UP TO 6,000,000 SHARES
                    OF ITS COMMON STOCK AT A PURCHASE PRICE
             NOT GREATER THAN $8.00 NOR LESS THAN $6.50 PER SHARE

            THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
      EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 25, 1999,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated April 27, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") setting forth an offer by Software AG Systems, Inc., a Delaware corporation (the "Company"), to purchase up to 6,000,000 shares of its common stock, $0.01 par value (the "Shares"), at prices not greater than $8.00 nor less than $6.50 per Share, in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from Daniel F. Gillis, President and Chief Executive Officer.

   The Company will determine a single per Share price (not greater than $8.00 nor less than $6.50 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 6,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $8.00 nor less than $6.50 per Share) validly tendered and not withdrawn pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. See
Section 1 of the Offer to Purchase.

   WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

   Your attention is invited to the following:

   1. You may tender Shares at the price determined by you (in multiples of $0.125), not greater than $8.00 nor less than $6.50 per Share, as indicated in the attached instruction form, net to you in cash.

   2. The Offer is for up to 6,000,000 Shares, constituting approximately 20% of the total Shares then outstanding as of April 26, 1999. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

   3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, May 25, 1999, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

   4. As described in the Offer to Purchase, if more than 6,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

       (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who owns an aggregate of 99 or fewer Shares (excluding Shares attributable to individual accounts under the Stock Option Plan (as defined in the Offer to Purchase)) who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

       (ii) after purchase of all the foregoing Shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date on a pro rata basis. See
  Section 1 of the Offer to Purchase for a discussion of proration.

   5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

   6. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

   7. If you own an aggregate of 99 or fewer Shares (excluding Shares attributable to individual accounts under the Stock Option Plans (as defined in the Offer to Purchase)), and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

   The Board of Directors of the Company has approved the making of the Offer. However, stockholders must make their own decisions whether to tender Shares and, if so, how many Shares to tender and the price or prices at which Shares should be tendered. Neither the Company nor its Board of Directors makes any recommendation to any stockholder as to whether to tender or refrain from tendering Shares. The Company has been advised that none of its directors or executive officers intend to tender Shares pursuant to the Offer.

   If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

   The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                   INSTRUCTION FORM WITH RESPECT TO OFFER TO
           PURCHASE FOR CASH UP TO 6,000,000 SHARES OF COMMON STOCK
               OF SOFTWARE AG SYSTEMS, INC. AT A PURCHASE PRICE
             NOT GREATER THAN $8.00 NOR LESS THAN $6.50 PER SHARE

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 27, 1999, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Software AG Systems, Inc. (the "Company") to purchase up to 6,000,000 shares of its common stock, $.01 par value (the "Shares"), at prices not greater than $8.00 nor less than $6.50 per Share, in cash, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

   This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                              CONDITIONAL TENDER

    By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased.

                        -------------------------------
                                    Shares

    Unless this box is completed, the tender authorized hereby will be made unconditionally.


        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
-------------------------------------------------------------------------------
                              CHECK ONLY ONE BOX

    If more than one box is checked or if no box is checked, there is no valid tender of shares (except that Odd Lot Holders may check a box below but are not required to if they accept the Purchase Price, as determined by the Company pursuant to the Offer). Stockholders who desire to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered.
-------------------------------------------------------------------------------

     [_] $6.50            [_] $7.00                    [_] $7.375                   [_] $7.75
     [_] $6.625           [_] $7.125                   [_] $7.50                    [_] $7.875
     [_] $6.75            [_] $7.25                    [_] $7.625                   [_] $8.00
     [_] $6.875

                                   ODD LOTS
-------------------------------------------------------------------------------

    To be completed ONLY if the Shares are being tendered by or on behalf of a person owning an aggregate of 99 or fewer Shares (excluding shares attributable to individual accounts under the Stock Option Plans) (check one box):

  [_] The undersigned is tendering such Shares at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

  [_] The undersigned is tendering such Shares at the price per Share indicated above under "Price (In Dollars) Per Share at Which Shares Are Being Tendered."

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

                                SHARES TENDERED
-------------------------------------------------------------------------------

    If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

  [_] __________________________ Shares

     Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

   THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Sign Here:
  ________________________________________________________________________
  Signature(s)

  Name(s): _______________________________________________________________
                            (Please print name(s))

  Address(es): ___________________________________________________________
  ________________________________________________________________________
  ________________________________________________________________________
                              (Include Zip Code)

  Dated:      , 1999

                                        ___________________________________
                                           (Tax Identification or Social
                                                Security Number(s))

                                       4